Exhibit 99.1

Assurant Announces Appointment of Paul J. Reilly to Board of Directors

NEW YORK, June 14, 2011 — Assurant, Inc. (“Assurant”) (NYSE: AIZ), a premier provider of specialty insurance and insurance-related products and services, announces the appointment of Paul J. Reilly, Executive Vice President and Chief Financial Officer of Arrow Electronics, Inc. to its Board of Directors, effective June 15, 2011.

“Paul Reilly is a seasoned financial executive with first-hand understanding of operating in the global marketplace,” says Robert B. Pollock, Assurant’s president and chief executive officer. “His 20 years at Arrow Electronics and prior role at KPMG Peat Marwick combine to offer the Board diverse perspective and additional risk management expertise.”

Reilly, 54, is a resident of Garden City, N.Y. and earned a bachelor’s degree in accounting from St. John’s University.

Assurant is a premier provider of specialized insurance products and related services in North America and select worldwide markets. Assurant, a Fortune 500 company and a member of the S&P 500, is traded on the New York Stock Exchange under the symbol AIZ. Assurant has more than $27 billion in assets and $8 billion in annual revenue. www.assurant.com

Media Contact:

Vera Carley

Director, Media Relations

and Financial Communications

Phone: 212-859-7002

vera.carley@assurant.com

Investor Relations:

Melissa Kivett

Senior Vice President

Investor Relations

Phone: 212-859-7029

melissa.kivett@assurant.com

Brian D. Koppy

Vice President

Investor Relations

Phone: 212-859-7197

brian.koppy@assurant.com